Exhibit 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in both the Prospectus constituting part of the Registration Statement on Form S-3
(No. 33-39398) and the Registration Statements on Forms S-8 (Nos. 33-14436, 33-35174, 33-42119 and 33-60771) of Intelligent Electronics, Inc. of our report dated April 17, 1996, appearing on page 12 of this Form 10-K.




PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
May 1, 1996